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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8 - K


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


COMMISSION FILE NO. 0-18866                    DATE OF REPORT: DECEMBER 8, 1999
                                               (Date of earliest reported event)


                       FIRST NATIONAL ENTERTAINMENT CORP.
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)


          COLORADO                                          93-1004651
-------------------------------                             ----------
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


            477 E. BUTTERFIELD RD. STE. 410, LOMBARD, ILLINOIS 60148
            --------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (630) 971-9924
                                 --------------
                         (REGISTRANT'S TELEPHONE NUMBER)






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Item 5. Other

Fist National Entertainment Corp.'s wholly owned subsidiary Equator Entertainment has entered into a strategic alliance effective December 1st, 1999 with Egmont Imagination, a member of the Egmont Group of Companies. The Egmont Group consists of over 100 entertainment companies. Founded in 1878, the Egmont Group is owned by the Egmont Foundation, a global non-profit organization that funds and administers charitable institutes and activities for the world's children. Egmont Imagination creates, develops and produces new children's characters for application and access in all media.

Equator is in the business of creating, co-producing and distributing world class quality films for children and family entertainment. These properties are marketed in all areas of entertainment commerce ranging from Television to Home Videos/DVD to Merchandise Licensing to Electronic/Video Games to Internet applications.

This cross Atlantic alliance provides cross regional access to the American and European entertainment markets. This alliance's focus is on the creation, financing, production and distribution of commercially competitive, content driven, family entertainment for all media applications. An American office will be located in the Santa Monica area of Los Angeles. Egmont Imagination's Vice President of global business management Tom VanWaveren and Equator's managing director Peter Keefe will jointly administer the alliance's activities.








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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   First National Entertainment Corp.
                                   ---------------------------------
                                   Registrant


December 8, 1999                   /s/ Charles E. Nootens
----------------                   ----------------------
Date                               Signature

                                   Charles E. Nootens
                                   Chairman